UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 18, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)

(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE
Closing of the Business Combination
On January 18, 2022 (the “Closing Date”), Sonder Holdings Inc., a Delaware corporation formerly known as Gores Metropoulos II, Inc. (“we,” “us,” “our” or the “Company”), consummated the previously announced Business Combination (as defined below) pursuant to that certain Agreement and Plan of Merger, dated as of April 29, 2021 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 27, 2021, by and among the parties to such agreement (“Amendment No. 1”), and as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Sunshine Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”) and a direct, wholly-owned subsidiary of Second Merger Sub (as defined below), Sunshine Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), and Sonder Operating Inc., a Delaware corporation formerly known as Sonder Holdings Inc. (“Legacy Sonder”). References to the “Company,” “we”, “Sonder” or analogous terms below relate to the Company after the consummation of the Business Combination, unless such reference is to Legacy Sonder or otherwise specifically indicated, or the context otherwise requires. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Company’s proxy statement/prospectus/consent solicitation statement dated December 22, 2021 (the “Proxy Statement”), and filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 23, 2021.
Pursuant to the Merger Agreement, (i) First Merger Sub merged with and into Legacy Sonder, with Legacy Sonder continuing as the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Sonder merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the First Merger, Second Merger Sub owned 100% of the outstanding capital stock of Legacy Sonder as the surviving corporation of the First Merger and each share of capital stock of Legacy Sonder was cancelled and converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement. As a result of the Second Merger, the Company following the Business Combination owns 100% of the outstanding interests in the surviving entity of the Second Merger (the “Surviving Entity”).
The aggregate merger consideration (excluding any Earn Out Shares (as defined below)) paid to securityholders of Legacy Sonder as of immediately prior to the effective time of the First Merger (the “Legacy Sonder Securityholders”) in connection with the Business Combination was approximately 190,160,300 shares of the Company’s Common Stock (the “Common Stock”, which term (a) with reference to the Company prior to the Business Combination and the effectiveness of the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), means the Class A Stock and the Class F Stock, and (b) with reference to the Company from and after the effectiveness of the Amended and Restated Certificate of Incorporation and the conversion of the Class F Stock in accordance with the Amended and Restated Certificate of Incorporation, means the Common Stock, par value $0.0001 per share, of the Company). Certain of these shares of Common Stock were reserved for issuance upon (a) the exercise of Rollover Options (as defined below) and (b) the exchange of the Post-Combination Canada Exchangeable Common Shares (as defined below) corresponding to shares of Post-Combination Company Special Voting Common Stock (as defined below) issued in the Business Combination.
Pursuant to the Merger Agreement:
•holders of existing shares of Common Stock of Legacy Sonder, par value $0.000001 per share (“Legacy Sonder Common Stock”) (following the conversion of each issued and outstanding share of Legacy Sonder’s preferred stock and the convertible promissory notes issued by Legacy Sonder to certain purchasers pursuant to the Note Purchase Agreement, dated March 12, 2021, as amended, into shares of Legacy Sonder Common Stock prior to the effective time of the First Merger), received approximately 140,544,052 shares of the Company’s Common Stock, pursuant to the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock held;
•holders of existing shares of Special Voting Series AA Common Stock, par value $0.000001 per share (the “Legacy Sonder Special Voting Common Stock”), received approximately 32,296,539 shares of the newly created Post-Combination Company Special Voting Common Stock, par value $0.0001 per share (the “Post-Combination Company Special Voting Common Stock” and, together with the Company’s Common Stock, the “Post-Combination Company Stock”), pursuant to the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Special Voting Common Stock held;
•holders of Series AA Common Exchangeable Preferred Shares (the “Legacy Sonder Canada Exchangeable Common Shares”) of Sonder Canada Inc., a corporation existing under the laws of the province of Québec (“Legacy Sonder Canada”) received a new series of the same class of virtually identical Legacy Sonder Canada Exchangeable Common Shares (the “Post-Combination Canada Exchangeable Common Shares”)

whose terms provide (a) for a deferral of any mandatory exchange caused by the Business Combination for a period of at least 12 months from the Closing Date, and (b) that such Post-Combination Canada Exchangeable Shares shall be exchangeable for Common Stock upon the completion of the Business Combination; and
•holders of options to purchase Legacy Sonder Common Stock (the “Legacy Sonder Stock Options”) received options to acquire approximately 30,535,549 shares of Company Common Stock (the “Rollover Options”), pursuant to the Option Exchange Ratio of 1.5444 shares for each share of Legacy Sonder Stock Options held.
Following the closing of the Business Combination, the Company owns all of the issued and outstanding equity interests in Legacy Sonder and its subsidiaries, and the Legacy Sonder Securityholders hold approximately 79.7% of the Company. Following the closing of the Business Combination, the Company’s Common Stock and the Company’s Public Warrants (as defined below) began trading on the Nasdaq Global Select Market under the symbols “SOND” and “SONDW,” respectively.
In addition to the consideration paid at the closing of the Business Combination, holders of Legacy Sonder Common Stock, Legacy Sonder Canada Exchangeable Common Shares and warrants of Legacy Sonder immediately prior to the effective time of the Business Combination may receive their pro rata share of up to an aggregate of 14,500,000 additional shares of Common Stock (the “Earn Out Shares”) as consideration as a result of the Common Stock achieving certain benchmark share prices as contemplated by the Merger Agreement.
The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibits 2.1 and 2.2 and is incorporated herein by reference.
Closing of PIPE Investments
Pursuant to subscription agreements entered into in connection with the Merger Agreement (the “Existing Subscription Agreements”), certain investors agreed to subscribe for an aggregate of 20,000,000 newly issued shares of Class A Stock (which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) for a purchase price of $10.00 per share, or an aggregate of approximately $200 million (the “Existing PIPE Investment”). In addition, pursuant to subscription agreements entered into in connection with Amendment No.1, certain investors agreed to subscribe for an additional 11,507,074 newly issued shares of Class A Stock (which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) for a purchase price of for $8.89 per share, or an aggregate of approximately $102.3 million (the “New PIPE Investment”). In addition, concurrently with the execution of Amendment No. 1, the Company entered into a subscription agreement with Gores Metropoulos Sponsor II, LLC (the “Sponsor”) whereby the Sponsor separately agreed to purchase an additional 709,711 shares of Class A Stock (which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) in a private placement for $10.00, or an aggregate of approximately $7.1 million (the “Additional Sponsor PIPE Commitment” and, together with the Existing PIPE Investment and the New PIPE Investment, the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment.
Item 1.01 Entry into a Material Definitive Agreement.
Indemnification Agreements
In connection with the consummation of the Business Combination, the Company entered into indemnification agreements with each of its directors, executive officers and certain other key employees. These indemnification agreements provide the directors, executive officers and other key employees with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director, executive officer or other key employee in any action or proceeding arising out of their services as one of the Company’s directors, executive officers or other key employee or as a director, executive officer or other key employee of any other company or enterprise to which the person provides services at the Company’s request.
Such description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the Form of Indemnification Agreement, which is attached hereto as Exhibit 10.28 and incorporated herein by reference.
Registration Rights Agreement
On the Closing Date, the Company entered into Registration Rights Agreement with the Sponsor and Randall Bort, Michael Cramer and Joseph Gatto, the Company’s initial independent directors (collectively, the “Initial Stockholders”) and with the Legacy Sonder Stockholders who are a party to a Voting and Support Agreement (the

“Legacy Sonder Supporting Stockholders”). Pursuant to the terms of the Registration Rights Agreement, the Registration Rights Holders will be entitled to certain registration rights with respect to any (i) outstanding share of Common Stock or any warrants held by the Sponsor and issued at the date of closing of the Company’s initial public offering (the “Private Placement Warrants”); (ii) shares of Common Stock issued upon the conversion of the Class F Stock and shares of Common Stock issued upon exercise of the Private Placement Warrants; (iii) shares of Common Stock issued as Earn Out Shares or issuable upon the conversion of any Earn Out Shares, in each case, held by the stockholders of Legacy Sonder party to the Registration Rights Agreement; (iv) Common Stock issued or issuable upon conversion of the Legacy Sonder Convertible Notes or upon exercise of the warrants issued pursuant to the Note Purchase Agreement, dated on or about March 12, 2021 between Legacy Sonder and the other parties thereto; and (v) any other equity security of the Company issued or issuable with respect to any such share of Common Stock referred to in the foregoing clauses “(i)” through “(iv)” by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by such Registration Rights Holder, subject to certain limitations set forth in the Registration Rights Agreement.
The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Registration Rights Holders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline; provided, that the effectiveness deadline will be extended to 90 days after the filing deadline if the registration statement is reviewed by, and receives comments from, the SEC. The Registration Rights Holders are each entitled to make up to two demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Registration Rights Holders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Registration Rights Holders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.
The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Exhibit 10.4.
Lockup Agreements
Legacy Sonder Supporting Stockholders entered into separate letters with Legacy Sonder (the “Primary Lock-Up Agreements”), pursuant to which such Legacy Sonder Supporting Stockholders agreed to be bound by restrictions on their ability to transfer such shares of Common Stock for a period of 180 days after the closing of the Business Combination; provided, if during such period the volume-weighted average price of Common Stock for 10 trading days within any 20 consecutive trading day period is at least $12.50 per share, or at least $15.00 per share, then following achievement of each such price hurdle, one-third of the shares of Common Stock owned by the Legacy Sonder Stockholder will no longer be subject to such transfer restrictions in the Primary Lock-Up Agreements (not to occur earlier than 90 days following the consummation of the Business Combination).
Legacy Sonder Stockholders who received Conversion Shares (the “Legacy Sonder Noteholders”) entered into separate letters with Legacy Sonder (the “Conversion Share Lock-Up Agreements”), pursuant to which such Legacy Sonder Noteholders agreed to be bound by restrictions on the transfer of their Conversion Shares until the earlier of (i) 180 days after the consummation of the Business Combination; or (ii) the date that the resale registration statement on Form S-1 registering the PIPE Shares is declared effective by the SEC.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Merger Agreement are described in the Proxy Statement in the section titled “The Merger Agreement and Related Agreements” beginning on page 242, and that information is incorporated herein by reference.
The Merger Agreement and the Business Combination were approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on January 14, 2022 (the “Special Meeting”). On January 18, 2022, the parties to the Merger Agreement consummated the Business Combination.
Prior to and in connection with the Special Meeting, holders of 43,343,665 shares of the Company’s Class A Common Stock sold as part of units (the “Public Units”) in the Company’s initial public offering (the “Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $433.5 million. The per share redemption price of approximately $10.00 for public stockholders electing redemption was paid out of the Company’s Trust Account, which after taking into account the redemptions, had a balance immediately prior to the consummation of the Business Combination of $16.5 million.
Immediately after the Business Combination, the redemptions described above, the PIPE Investments and the conversion of 9,972,715 shares of Class F Stock into shares of Common Stock on a one-for-one basis, there were outstanding approximately:
•184,389,887 shares of Common Stock;
•32,296,539 shares of Post-Combination Company Special Voting Common Stock;
•30,535,549 Rollover Options;
•9,000,000 warrants originally included in Public Units (the “Public Warrants”); and
•5,500,000 Private Placement Warrants.
FORM 10 INFORMATION
Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company after the consummation of the Business Combination and the transactions contemplated by the Merger Agreement, unless otherwise specifically indicated or the context otherwise requires.
Cautionary Note Regarding Forward-Looking Statements
Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about future financial and operating results of the Company; benefits of the Business Combination; statements about the plans, strategies and objectives of management for future operations of the Company; statements regarding future performance; and other statements regarding the Business Combination. Forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s capital resources and results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about the Business Combination and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•actual results may differ materially from our forecasts and projections;
•results could be negatively affected by changes in travel, hospitality, real estate and vacation markets;
•we may be unable to negotiate satisfactory leases or other arrangements to operate new properties, onboard new properties in a timely manner, or renew or replace existing properties on satisfactory terms or at all;
•delays in real estate development and construction projects related to our leases could adversely affect our ability to generate revenue from such leased buildings;
•newly leased properties may generate revenue later than we estimated, and may be more difficult or expensive to integrate into our operations than expected;
•our limited operating history and evolving business make it difficult to evaluate our future prospects and challenges;
•we may be unable to effectively manage our growth;

•the COVID-19 pandemic and efforts to reduce its spread have had, and will likely continue to have, a negative impact on us;
•we have a history of net losses and may not be able to achieve or maintain future profitability;
•costs relating to the opening, operation and maintenance of our leased properties could be higher than expected;
•we depend on landlords to deliver properties in a suitable condition and to manage and maintain our properties;
•long-term and fixed-cost leases limit our flexibility;
•under certain circumstances, our leases may be subject to termination prior to the scheduled expiration of the term, which can be disruptive and costly;
•we may be unable to attract new guests or generate repeat bookings;
•we may be unable to introduce upgraded amenities, services or features for our guests in a cost-efficient manner;
•we operate in the highly competitive hospitality market;
•we use third-party distribution channels to market our units, and these channels have historically accounted for a substantial percentage of our bookings;
•our results of operations vary from period-to-period, and historical performance may not be indicative of future performance;
•our long-term success depends, in part, on our ability to expand internationally, and our business is susceptible to risks associated with international operations;
•our business depends on our reputation and the strength of our brand, and any deterioration could adversely impact our market share, revenues, business, financial condition, or results of operations;
•claims, lawsuits, and other proceedings could adversely affect our business;
•we may be subject to liability or reputational damage for the activities of our guests or other incidents at our properties;
•we are subject to claims and liabilities associated with potential health and safety issues and hazardous substances at properties;
•we must attract and retain sufficient, highly skilled personnel and are subject to risks associated with the employment of hospitality personnel, including unionized labor;
•Legacy Sonder and, prior to the Business Combination, the Company identified material weaknesses in their internal control over financial reporting, and we may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our consolidated financial statements;
•our processing, storage, use and disclosure of personal data exposes us to risks of internal or external security breaches and could give rise to liabilities and/or damage to reputation;
•failure to comply with privacy, data protection, consumer protection, marketing and advertising laws could adversely affect us;
•we face risks related to our intellectual property;
•our business is highly regulated across multiple jurisdictions, including evolving and sometimes uncertain short-term rental regulations and tax laws, which may limit our growth or otherwise negatively affect us;
•our indebtedness and credit facilities contain financial covenants and other restrictions that may limit our operational flexibility or otherwise adversely affect our results of operations;
•the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to manage our growth and expand our business operations effectively following the consummation of the Business Combination;
•the volatility of the market price and liquidity of Common Stock and other securities of the Company; and
•the increasingly competitive environment in which we operate.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Current Report on Form 8-K, except as required by applicable law. For a further discussion of these and other factors that could cause the Company’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.
Business
The business of the Company is described in the Proxy Statement in the section entitled “Information About Sonder” beginning on page 317, and that information is incorporated herein by reference.
The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conferences and the Company’s investor relations page (https://investors.sonder.com). The Company uses these channels to communicate with investors and the public news and developments about the Company and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Risk Factors
The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 86, and that information is incorporated herein by reference.
Financial Information
Selected Historical Financial Information
The selected historical consolidated statements of operations data of Legacy Sonder for the years ended December 31, 2020 and 2019, the historical consolidated balance sheet data as of December 31, 2020 and 2019, the selected historical condensed consolidated statements of operations data of Legacy Sonder for the three and nine months ended September 30, 2021 and 2020 and the condensed consolidated balance sheet data as of September 30, 2021 are set forth in the Proxy Statement in the section titled “Selected Historical Financial Information of Sonder” beginning on page 270, and that information is incorporated herein by reference.
Unaudited Consolidated Financial Statements
Legacy Sonder’s unaudited interim condensed consolidated financial statements as of and for the three and nine months ended September 20, 2021 are included in the Proxy Statement beginning on page F-32, and that information is incorporated herein by reference. In the Company management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly Sonder’s financial position as of September 30, 2021 and the results of operations for the three and nine months ended September 30, 2021 and 2020.
These unaudited interim condensed consolidated financial statements should be read in conjunction with Legacy Sonder’s audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and the related notes thereto included in the Proxy Statement beginning on page F-63, and that information is incorporated herein by reference.
Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020 are included in the Proxy Statement beginning on page 271, and that information is incorporated herein by reference.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Management’s discussion and analysis of the financial condition and results of operations of Legacy Sonder prior to the Business Combination is included in the Proxy Statement in the section titled “Sonder Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 351, and that information is incorporated herein by reference. On January 18, 2022, the Company consummated the Business Combination and received approximately $292.6 million in total cash proceeds from the trust and PIPE, net of expenses. On January 19, 2022, the Company drew down $159.3 million in indebtedness under the Delayed Draw Notes, net of commitment fees, and issued detachable warrants to purchase 2,475,000 shares of Common Stock, each with an exercise price of $12.50 per share, to purchasers of the Delayed Draw Notes.
Properties
The properties of the Company are described in the Proxy Statement in the section titled “Information About Sonder—Facilities and Office Space” on page 343, and that information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the beneficial ownership of shares of our Common Stock as of January 18, 2022 by:
•each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of outstanding shares of Common Stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of January 18, 2022.
Percentage ownership of our voting securities is based on 216,686,426 shares of our Common Stock issued and outstanding as of January 18, 2022, and assumes that approximately 14,500,000 shares of Common Stock in potential Earn Out Shares will not be earned within 60 days of January 18, 2022 and are therefore excluded.
With respect to securities of Legacy Sonder, the following table reflects the application of the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock and the Option Exchange Ratio of 1.5444 for each share issuable upon exercise of a Legacy Sonder stock option.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of the shares beneficially owned by them. To our knowledge, no shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Sonder Holdings Inc., 101 15th Street, San Francisco, California 94103.

	Common Stock
Name and Address of Beneficial Owners	Number of Shares	Percentage of total
Five Percent Holders
GM Sponsor II, LLC(1)	12,221,554	5.6%
Alec Gores(2)	20,031,178	9.1%
Entities affiliated with Fidelity(3)	19,710,794	9.1%
Entities affiliated with Greenoaks(4)	15,861,640	7.3%
Entities affiliated with Westcap(5)	17,365,882	8.0%
Entities affiliated with Spark Capital(6)	14,678,559	6.8%
Directors and Named Executive Officers of the Company
Francis Davidson(7)	10,789,154	5.0%
Sanjay Banker(8)	2,170,779	1.0%
Philip Rothenberg(9)	761,601	*
Manon Brouillette(10)	92,503	*
Nabeel Hyatt(6)	14,678,559	6.8%
Frits Dirk van Paasschen(11)	187,236	*
Janice Sears(12)	––	*
Gilda Perez-Alvarado (13)	––	*

All executive officers and directors of the Company as a group (11 persons)(13)	29,886,255	13.5%
__________________
*      Less than 1%.
(1)Represents shares held by GM Sponsor II, LLC, consisting of 9,471,554 shares of Common Stock and 2,750,000 warrants exercisable for shares of Common Stock. As described in note 2 below, voting and disposition decisions with respect to such securities are made by Alec Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of GM Sponsor II, LLC is 6260 Lookout Road, Boulder, Colorado 80301.
(2)Represents shares held by GM Sponsor II, LLC, as described in note 1 above, as well as shares held by Gores PIPE, LLC. AEG Holdings, LLC is the managing member of each of GM Sponsor II, LLC and Gores PIPE, LLC. Alec Gores is the managing member of AEG Holdings, LLC. Accordingly, each of AEG Holdings, LLC and Mr. Gores may be deemed beneficially to own 20,031,178 shares of Common Stock, consisting of (a) 9,471,554 shares of Common Stock and 2,750,000 warrants exercisable for shares of Common Stock owned by GM Sponsor II, LLC and (b) 7,809,624 shares of Common Stock owned by Gores PIPE, LLC. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of those securities except to the extent of any pecuniary interest therein. The principal business address of each of AEG Holdings, LLC and Mr. Gores is 6260 Lookout Road, Boulder, Colorado 80301.
(3)Consists of (i) 182,994 shares of Common Stock held by FIAM Target Date Blue Chip Growth Commingled Pool, (ii) 1,702,335 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (iii) 109,192 shares of Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (iv) 95,851 shares of Common Stock held by Fidelity Blue Chip Growth Commingled Pool, (v) 44,198 shares of Common Stock held by Fidelity Blue Chip Growth Institutional Trust, (vi) 6,213,137 shares of Common Stock held by Fidelity Growth Company Commingled Pool, (vii) 764,975 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, (viii) 6,070,291 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (ix) 1,511,372 shares of Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (x) 2,399,467 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (xi) 240,025 shares of Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (xii) 4,282 shares of Common Stock held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (xiii) 280,553 shares of Common Stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (xiv) 16,388 shares of Common Stock held by Fidelity NorthStar Fund - Sub D, (xv) 5,901 shares of Common Stock held by Fidelity U.S. Growth Opportunities Investment Trust and (xvi) 69,833 shares of Common Stock held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund (collectively referred to as the “Fidelity Entities”). These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a director, the Chairman, the chief executive officer and president of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co.”), a wholly owned subsidiary of FMR

LLC, which power resides with the Fidelity Funds’ Board of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees. The business address of the Fidelity Entities is 245 Summer Street, Boston, Massachusetts 02210.
(4)Consists of (i) 1,399,199 shares of Common Stock held by Greenoaks Capital MS LP- Hovick Tunnel Series, (ii) 2,332,871 shares of Common Stock held by Greenoaks Capital MS LP- Vauxhall Series and (iii) 12,129,570 shares of Common Stock held by Greenoaks Capital Opportunities Fund, L.P (collectively referred to as the “Greenoaks Entities”). Greenoaks Capital MS Management LLC - Hovick Tunnel Series is the general partner of Greenoaks Capital MS LP- Hovick Tunnel Series, and Greenoaks Capital MS Management LLC - Vauxhall Series is the general partner of Greenoaks Capital MS LP- Vauxhall Series. Greenoaks Capital (TTGP), Ltd. is the general partner of Greenoaks Capital (MTGP), L.P., which is the general partner of Greenoaks Capital Opportunities Fund, L.P. Benjamin Peretz and Neil Mehta are the managing members of Greenoaks Capital MS Management LLC - Hovick Tunnel Series and Greenoaks Capital MS Management LLC - Vauxhall Series and the directors of Greenoaks Capital (TTGP), Ltd. Mr. Peretz and Mr. Mehta may be deemed to hold voting and investment control over the shares held by the Greenoaks Entities. Mr. Peretz and Mr. Mehta disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein, if any. The business address of the Greenoaks Entities is 535 Pacific Ave., 4th Floor, San Francisco, California 94133.
(5)Consists of (i) 145,805 shares of Common Stock, held by WestCap Investment Partners, LLC, (ii) 6,576,241 shares of Common Stock held by WestCap SNDR, LLC, (iii) 5,671,367 shares of Common Stock held by WestCap Sonder 2020-A, LLC, (iv) 1,266,244 shares of Common Stock held by WestCap Sonder 2020-B, LLC, (v) 2,798,401 shares of Common Stock held by SNDR Strategic Investments 2019, LLC and (vi) 907,824 shares of Common Stock held by WestCap Sonder Convert Co-Invest 2021, LLC (collectively referred to as the “WestCap Entities”). WestCap Management, LLC is the managing member of each of WestCap Investment Partners, LLC, WestCap SNDR, LLC, SNDR Strategic Investments 2019, LLC, and WestCap Sonder 2020-B, LLC. WestCap Strategic Operator Fund GP, Limited is the general partner of WestCap Strategic Operator Fund, L.P., which is the managing member of WestCap Sonder 2020-A, LLC. Laurence A. Tosi is the managing member of WestCap Management, LLC and the director of WestCap Strategic Operator Fund GP, Limited. Mr. Tosi may be deemed to hold voting and investment control over the shares held by the WestCap Entities. Mr. Tosi disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein, if any. The business address of the WestCap Entities is 590 Pacific Ave., San Francisco, California 94133.
(6)Consists of (i) 143,810 shares of Common Stock held by Spark Capital Founders’ Fund IV, L.P. and (ii) 14,534,749 shares of Common Stock held by Spark Capital IV, L.P. (collectively referred to as the “Spark Entities”). Spark Management Partners IV, LLC is the general partner of each of the Spark Entities. Each of Santo Politi, Bijan Sabet, Paul Conway and Alex Finkelstein is a managing member of Spark Management Partners IV, LLC, which makes all voting and investment decisions for the Spark Entities through the vote of such managing members. Nabeel Hyatt, a general partner of Spark Capital, is a member of the Board of Directors of the Company. Mr. Hyatt disclaims beneficial ownership of the shares held by the Spark Entities except to the extent of his pecuniary interest therein. The business address of the Spark Entities is 137 Newbury St., 8th Floor, Boston, Massachusetts 02116.
(7)Consists of (a) 3,367,772 shares of Common Stock held beneficially by Mr. Davidson, of which (i) 1,498,851 shares are subject to a Company repurchase right that will terminate if Sonder achieves a market capitalization target of $5,000,000,000 on or prior to November 15, 2026 and (ii) 678,418 shares (as of within 60 days of January 18, 2022) subject to vesting based on Mr. Davidson’s continued employment, at the original exercise price per share, and (b) 7,421,382 shares of Special Voting Common Stock. Includes the effect of Mr. Davidson’s sale of 1,829,268 shares of Common Stock to certain purchasers on January 21, 2022 pursuant to a stock transfer agreement entered into with such purchasers in April 2021. Mr.Davidson’s beneficial ownership percentage is rounded up from 4.98%.
(8)Consists of 2,170,779 shares of Common Stock subject to outstanding options which are exercisable within 60 days of January 18, 2022.
(9)Consists of 761,601 shares of Common Stock subject to outstanding options which are exercisable within 60 days of January 18, 2022.
(10)Consists of 92,503 shares of Common Stock subject to outstanding options which are exercisable within 60 days of January 18, 2022.
(11)Consists of (a) 69,959 shares of Common Stock held directly by Mr. van Paasschen and (b) 117,277 shares of Common Stock subject to outstanding options which are exercisable within 60 days of January 18, 2022.
(12)Upon Ms. Sears’s election to the Sonder Board of Directors, effective August 10, 2021, Ms. Sears was granted a restricted stock unit award of 35,236 shares of Common Stock, of which one-third of the shares vest annually.
(13)Upon Ms. Perez-Alvarado’s election to the Sonder Board of Directors, effective September 21, 2021, Ms. Perez-Alvarado was granted a restricted stock unit award of 36,998 shares of Common Stock, of which one-third of the shares vest annually.
(14)Includes 4,297,183 shares subject to outstanding options which are exercisable within 60 days of January 18, 2022.
Directors and Executive Officers
Information with respect to the Company’s directors and executive officers after the Business Combination is included in the Proxy Statement in the section titled “Management of the Post-Combination Company” beginning on page 382, and that information is incorporated herein by reference.
Executive Compensation
This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “2021 Summary Compensation Table” below. In 2021, the “named executive officers” and their positions with the Company were as follows:
•Francis Davidson, Chief Executive Officer;
•Sanjay Banker, President and Chief Financial Officer; and
•Philip Rothenberg, General Counsel and Secretary.

This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts may differ materially from the currently planned programs summarized in this discussion.
2021 Summary Compensation Table
The following table sets forth information regarding the compensation reportable for Sonder’s named executive officers for the years ended December 31, 2020 and December 31, 2021, except in the case of Mr. Rothenberg who was not a named executive officer in the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Francis Davidson, Chief Executive Officer	2021	$360,000	$0	$0	$2,969,940	$0	$3,329,940
	2020	$180,493	$0	$0	$0	$0	$180,493
Sanjay Banker, President and Chief Financial Officer	2021	$465,461	$0	$0	$45,825	$0	$511,286
	2020	$345,731	$108,219	$0	$2,513,500	$0	$2,967,450
Philip Rothenberg, General Counsel and Secretary	2021	$306,252	$60,000	$0	$1,154,408	$0	$1,520,660
______________
(1)Salaries for each fiscal year reflect base salary amounts earned by the executive officers in the applicable fiscal year, including, with respect to fiscal year 2020, COVID-19 related salary reductions in effect for all named executive officers from March 29, 2020 until September 27, 2020.
(2)Bonus amounts for each fiscal year reflect the discretionary bonus amounts earned by the executive officers in the applicable fiscal year. Mr. Banker’s discretionary bonus for fiscal year 2020 was paid in a lump sum in January 2021. Mr. Rothenberg’s discretionary bonus for fiscal year 2021 was paid in a lump sum in December 2021.
(3)The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer in 2020 and 2021, computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. See Note 14. Stockholders’ Deficit to the audited consolidated financial statements of Legacy Sonder for the year ended December 31, 2020 and 2019 as noted in Item 9.01 below for a discussion of the assumptions made by Sonder in determining the grant-date fair value of Sonder’s equity awards.

Equity Awards at 2021 Year End
The following table presents information regarding outstanding equity awards held by Sonder’s named executive officers as of December 31, 2021, after application of the Option Exchange Ratio of 1.5444 (for option awards) and the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock held (for stock awards).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Francis Davidson	-	4,728,635	(4)	$6.09	2/15/2031	2,331,545	(5)	$19,188,615
Sanjay Banker	1,565,564	521,855.0	(6)	1.39	1/28/2029	—		—
	2,009	0	(7)	3.00	6/18/2030	—		—
	418,274	1,126,125	(8)	2.93	11/5/2030	—		—
	722	10,860	(9)	8.23	11/11/2031	—		—
Philip Rothenberg	619,877	163,133	(10)	1.39	1/28/2029	—		—
	1,621	0	(11)	3.00	6/18/2030	—		—
	338	433	(12)	3.00	6/18/2030	—		—
	6,274	16,891	(13)	2.93	11/5/2030	—		—
	8,506	32,342	(14)	6.09	2/19/2031	—		—
	57,924	173,735	(15)	8.79	8/9/2031	—		—
	722	10,860	(16)	8.23	11/11/2031	—		—
______________
(1)All stock options granted prior to 2020 were granted pursuant to the Sonder Canada Inc. Stock Option Plan. All stock options granted in 2020 and 2021 were granted pursuant to the Legacy Sonder 2019 Equity Incentive Plan (the “2019 Plan”).
(2)This column represents the fair market value of a share of Sonder common stock on the date of the grant, as determined by the Sonder Board, as adjusted by the Option Exchange Ratio.
(3)The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB’s ASC Topic 718. See Note 14. Stockholders’ Deficit to the audited consolidated financial statements of Legacy Sonder for the year ended December 31, 2020 and 2019 as noted in Item 9.01 below for a discussion of the assumptions made by Sonder in determining the grant-date fair value of Sonder’s equity awards.
(4)Represents an option to purchase stock granted on February 19, 2021 subject to performance-based vesting conditions. Subject to Mr. Davidson remaining an employee through the applicable measurement date, the shares subject to the option will vest in three equal tranches if Sonder achieves certain market capitalization targets prior to December 31, 2023, December 31, 2024, and December 31, 2025, respectively. If an applicable market capitalization target is not achieved by the applicable deadline date, the shares subject to such target will be forfeited at no cost to Sonder. The market value targets may be equitably adjusted for any capitalization adjustments pursuant to the 2019 Plan as determined by our board of directors in its sole and absolute discretion.
(5)Represents 832,694 shares subject to a service-based vesting condition, and 1,498,851 shares subject to performance-based vesting conditions. These shares were issued upon the exercise of an option granted on November 15, 2019, which was fully exercised for 8,243,677 shares by Mr. Davidson on December 2, 2019 through the issuance of a promissory note to Sonder in the amount of $24.6 million. On January 14, 2022, Legacy Sonder repurchased 1,855,938 shares of Common Stock of Legacy Sonder held by Mr. Davidson (the equivalent of 2,725,630 shares of our Common Stock after applying the Exchange Rate), and the proceeds of such sale were used to completely extinguish Mr. Davidson’s promissory note to the Company, which had a total principal and accrued interest amount of $25,704,735.34 as of the date of the transaction. 2,997,701 of the shares subject to the award vest in 72 equal monthly installments starting on October 1, 2017, generally subject to Mr. Davidson’s continued employment through each applicable vesting date. 5,245,976 shares subject to the award vest upon the achievement of performance-based vesting conditions: 2,248,275 shares vest upon a liquidity event, 1,498,850 shares vest upon a financing event, and 1,498,850 shares vest if Sonder achieves a market capitalization target of $5,000,000,000 on or prior to November 15, 2026, subject to Mr. Davidson remaining an employee through such vesting date. The shares subject to the liquidity event vesting condition and financing event vesting condition vested in February 2021. This award is subject to certain acceleration benefits pursuant to the underlying option agreement as described below under “Potential Payments Upon Termination or Change of Control”.
(6)Represents an option to purchase common stock granted on January 28, 2019, which vested 25% on January 28, 2020 and vests in equal monthly installments over a period of 36 months thereafter, generally subject to Mr. Banker’s continued employment through each applicable vesting date. This option is subject to certain acceleration benefits pursuant to Mr. Banker’s offer letter as described below under “Named Executive Officer Employment Arrangements – Sanjay Banker”.
(7)Represents an option to purchase common stock granted on June 18, 2020, which vested 100% on the grant date.
(8)Represents an option to purchase common stock granted on November 5, 2020, in connection with Mr. Banker’s appointment to President, which vests 25% on November 5, 2021 and thereafter vests in equal monthly installments over a period of 36 months.
(9)Represents an option to purchase common stock granted on November 11, 2021, which vests in equal monthly installments over a period of 48 months.
(10)Represents an option to purchase common stock granted on January 28, 2019, which vested 25% on November 5, 2019 and thereafter vests in equal monthly installments over a period of 36 months.
(11)Represents an option to purchase common stock granted on June 18, 2020, which vested 100% on the grant date.
(12)Represents an option to purchase common stock granted on June 18, 2020, which vested 25% on March 23, 2021 and thereafter vests in equal monthly installments over a period of 36 months.

(13)Represents an option to purchase common stock granted on November 5, 2020, which vested 25% on November 5, 2021 and thereafter vests in equal monthly installments over a period of 36 months.
(14)Represents an option to purchase common stock granted on February 19, 2021, which vests 1/48th starting on March 1, 2021 in equal monthly installments over a period of 48 months.
(15)Represents an option to purchase common stock granted on August 9, 2021, which vests 1/24th starting on July 1, 2021 in equal monthly installments over a period of 24 months.
(16)Represents an option to purchase common stock granted on November 11, 2021, which vests 1/48th starting on October 1, 2021 in equal monthly installments over a period of 48 months.
Named Executive Officer Employment Arrangements
Sonder entered into confirmatory offer letters setting forth the terms and conditions of employment for each of Sonder’s named executive officers, as described below.
Francis Davidson
Sonder entered into a confirmatory offer letter with Mr. Davidson, its Chief Executive Officer, on September 14, 2021. Mr. Davidson’s offer letter provides for an annual base salary and eligibility to participate in Sonder’s employee benefit plans. As of September 14, 2022, Mr. Davidson’s annual base salary is $360,000.
Sanjay Banker
Sonder entered into a confirmatory offer letter with Mr. Banker, its President and Chief Financial Officer, on September 14, 2021. Mr. Banker’s offer letter provides for an annual base salary and eligibility to participate in Sonder’s employee benefit plans. As of September 14, 2021, Mr. Banker’s annual base salary is $473,680.
Mr. Banker’s confirmatory offer letter provides that any stock options granted to him by Sonder will be subject to a four year post-termination exercise period (provided that no option will be exercisable after its term/expiration date, and an option may be subject to earlier termination as required by the applicable equity plan under which it is granted).
Mr. Banker’s confirmatory offer letter provides for certain equity acceleration benefits, as described below under “Potential Payments upon Termination or Change of Control—Sanjay Banker”.
Phil Rothenberg
Sonder entered into an employment agreement with Mr. Rothenberg, its General Counsel and Secretary, which was effective on November 5, 2018. Mr. Rothenberg’s offer letter provides for an annual base salary and eligibility to participate in Sonder’s employee benefit plans. As of September 12, 2021, Mr. Rothenberg’s annual base salary is $316,748.
Potential Payments upon Termination or Change of Control Francis Davidson
Mr. Davidson’s stock option agreement underlying his option granted in November 2019 to purchase 8,243,677 shares of Sonder common stock (reflects the application of the Exchange Rate of 1.4686 because this option had been early exercised by Mr. Davidson prior to the completion of the Business Combination) (the “Davidson 2019 Option Agreement”) provides that, (i) if Mr. Davidson’s employment is terminated outside of the one year period following a “liquidity event” (as defined in the Davidson 2019 Option Agreement) or an “initial public offering” (as defined in the Davidson 2019 Option Agreement) by Sonder or a related entity other than for “cause” (as defined in the Davidson 2019 Option Agreement), death or disability, or by Mr. Davidson for “good reason” (as defined in the Davidson 2019 Option Agreement), one sixth (1/6) of the 2,997,701 shares (reflects the application of the Exchange Rate of 1.4686 because this option had been early exercised by Mr. Davidson prior to the completion of the Business Combination) subject to time-based vesting under the Davidson 2019 Option Agreement (the “Davidson Time-Based Shares”), or such lesser number of Davidson Time-Based Shares as then remain outstanding and unvested, will fully vest, and (ii) if Mr. Davidson’s employment is terminated within the one year period following a liquidity event or an initial public offering by Sonder or a related entity other than for cause, death or disability, or by Mr. Davidson for good reason, 100% of then outstanding and unvested Davidson Time-Based Shares will fully vest.
Sanjay Banker
Mr. Banker’s stock option agreement underlying his option granted in January 2019 to purchase 2,087,420 shares of Sonder’s common stock (after applying the Option Exchange Ratio of 1.5444) with a four year post-termination exercise period (the “Banker Option Agreement”) provides that if, prior to a “change in control” (as defined in the Banker Option Agreement), and after the one-year anniversary of the date of grant of the option, Mr. Banker’s employment is terminated other than for “cause” (as defined in the Banker Option Agreement) or Mr. Banker resigns for “good reason” (as defined in the Banker Option Agreement), and Mr. Banker executes a release of claims in the form prescribed by Sonder on or before the date specified in such release, 25% of all then outstanding unvested shares subject to Mr. Banker’s option will vest and become fully exercisable. Additionally, if, within the 12 month period following consummation of a change in control, Mr. Banker’s employment is terminated other than for cause or Mr. Banker resigns for good reason, and Mr. Banker executes a release of claims in the form prescribed by Sonder on or before the date specified in such release, 100% of all then outstanding unvested shares subject to Mr. Banker’s option will vest and become fully exercisable.
Mr. Banker’s confirmatory offer letter provides that if Mr. Banker’s employment is terminated without “cause” (as defined in the offer letter, but excluding death or disability) or Mr. Banker resigns for “good reason” (as defined in the offer letter), and Mr. Banker executes a release of claims in the form prescribed by Sonder that becomes effective and irrevocable within 60 days following his qualifying termination, 25% of all then unvested shares subject to each of Mr. Banker’s outstanding Sonder equity awards will accelerate and fully vest.
Sonder Executive Officer Severance Plan
The Legacy Sonder board of directors (the “Legacy Sonder Board”) approved the Key Executive Change in Control and Severance Plan (the “Severance Plan”), effective as of October 7, 2021, which is attached hereto as Exhibit 10.14 and incorporated herein by reference. Each of Sonder’s named executive officers participates in the Severance Plan.
Pursuant to the Severance Plan, if, within the three month period prior to or the 12 month period following a “change in control” (as defined in the Severance Plan) (such period, the “Change in Control Period”), Sonder terminates the employment of an executive other than for “cause,” death or disability, or the executive resigns for “good reason” (as such terms are defined in the Severance Plan), and within 60 days following such termination, the executive executes a waiver and release of claims in Sonder’s favor in a form specified by Sonder that becomes effective and irrevocable, the executive will be entitled to receive (i) a lump sum payment equal to, with respect to Mr. Davidson, 200%, and with respect to Messrs. Banker and Rothenberg, 100% of the executive’s then current annual base salary, (ii) a lump sum payment equal to, with respect to Mr. Davidson, 200%, and with respect to Messrs. Banker and Rothenberg, 100%, of the executive’s target annual bonus amount for the fiscal year of termination or, if no target annual cash bonus has been set for such year, then the target annual cash bonus amount, if any, the executive was entitled to receive for the immediately prior fiscal year (provided that such lump sum payment will not be made if Sonder does not maintain a bonus plan in the applicable year of termination), (iii) if the executive or any of the executive’s eligible dependent family members have qualifying health coverage, a lump sum payment equal to, with respect to Mr. Davidson, 24 months, and with respect to Messrs. Banker and Rothenberg, 12 months of the applicable monthly premiums to maintain group health insurance continuation benefits pursuant to COBRA, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of the executive’s then outstanding equity awards (and in the case of awards with performance vesting, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and any accelerated stock options may be exercised until the earlier of up to two years after the date of acceleration or the expiration date of the option.
Pursuant to the Severance Plan, if, outside of the Change in Control Period, Sonder terminates the employment of an executive other than for cause, death or disability, or the executive resigns for good reason, and within 60 days following such termination, the executive executes a waiver and release of claims in Sonder’s favor in a form specified by Sonder that becomes effective and irrevocable, the executive will be entitled to receive (i) a lump sum payment equal to, with respect to Mr. Davidson, 200%, and with respect to Messrs. Banker and Rothenberg, 100% of the executive’s then current annual base salary, (ii) a lump sum payment equal to, with respect to Mr. Davidson, 200%, and with respect to Messrs. Banker and Rothenberg, 100% of the executive’s target annual bonus amount for the fiscal year of termination or, if no target annual cash bonus has been set for such year, then the target annual cash bonus amount, if any, the executive was entitled to receive for the immediately prior fiscal year (provided that such lump sum payment will not be made if Sonder does not maintain a bonus plan in the applicable year of termination), and (iii) if the executive or any of the executive’s eligible dependent family members have qualifying health coverage, a lump sum payment equal to, with respect to Mr. Davidson, 24 months, and with respect to Messrs. Banker and Rothenberg, 12 months of the applicable monthly premiums to maintain group health insurance continuation benefits pursuant to COBRA, and (iv) the Compensation Committee of the Sonder Board or the Sonder Board will have the power, in its sole discretion, to accelerate and vest any or all of the executive’s then outstanding equity awards, and/or to extend the post-termination exercise period of any or all of the executive’s then-outstanding stock options.
The Severance Plan will be administered by the Compensation Committee of the Sonder Board. The administrator will reduce the severance benefits of any executive under the Severance Plan by any other statutory severance obligations or contractual severance benefits (including pursuant to any offer letter or employment agreement in effect between Sonder and the executive), obligations for pay in lieu of notice, and any other similar benefits payable to an executive by Sonder or the parent or subsidiary of Sonder employing the executive that are due in connection with the executive’s qualifying termination and that are in the same form as the severance benefits provided under the Severance Plan.

Pursuant to the Severance Plan, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the U.S. Tax Code), except as otherwise expressly provided in an agreement between such executive and Sonder, the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that Sonder pays the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the U.S. Tax Code.
Director Compensation
2021 Director Compensation Table
Prior to the Closing, Legacy Sonder did not maintain a formal policy with respect to compensation payable to its non-employee directors. Legacy Sonder reimbursed directors for expenses associated with attending meetings of the Legacy Sonder Board and its committees.
The following table sets forth information concerning the compensation of the Legacy Sonder non-employee directors for the year ended December 31, 2021, after application of the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock held (for stock awards).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Frits van Paasschen	$60,000	$0	$60,000
Manon Brouillette	$65,000	$0	$65,000
Janice Sears	$0	$325,440	$325,440
Gilda Perez-Alvarado	$0	$320,292	$320,292
All other non-employee directors(4)	$0	$0	$0
______________
(1)Amounts shown in this column reflect the cash annual retainer fees earned for 2021.
(2)Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the time-based restricted stock units granted to Legacy Sonder’s non-employee directors. For a summary of the assumptions used in the valuation of these awards, please see See Note 14. Stockholders’ Deficit to the audited consolidated financial statements of Legacy Sonder for the years ended December 31, 2020 and 2019 as noted in Item 9.01 below for a discussion of the assumptions made by Sonder in determining the grant-date fair value of Legacy Sonder’s equity awards.
(3)As of December 31, 2021, Ms. Sears held restricted stock units covering 35,246 shares of Sonder common stock (after application of the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock held (for stock awards)), and Ms.Perez-Alvarado held restricted stock units covering 37,008 shares of Sonder common stock (after application of the Exchange Rate of 1.4686 shares for each share of Legacy Sonder Common Stock held (for stock awards)). Ms. Sears’ restricted stock units were granted under the 2019 Plan on August 9, 2021, and shall vest in equal annual installments over a period of three years following the date of grant, subject to Ms. Sears remaining a non-employee director through each vesting date. Ms. Perez-Alvarado’s restricted stock units were granted under the 2019 Plan on November 11, 2021, and shall vest in equal annual installments over a period of three years following the date of grant, subject to Ms. Perez-Alvarado remaining a non-employee director through each vesting date.
(4)All Other Non-Employee Directors include Nabeel Hyatt, Neil Mehta (through April 2021), Vivek Pattipati (through November 2021), and Laurence Tosi (through March 2021).
Directors who are also our employees receive no additional compensation for their service as directors. Mr. Davidson was an employee director of Legacy Sonder during 2021. See the section titled “Executive Compensation” for additional information about Mr. Davidson’s compensation.
Outside Director Compensation Policy
The Board adopted a compensation policy that governs the cash and equity compensation for our non-employee directors, which became effective on the Closing, or the “Outside Director Compensation Policy.” The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Under the Outside Director Compensation Policy, each of our non-employee directors receives the cash and equity compensation for services described below. We will also continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.
The Outside Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers or fees and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in an individual’s first year of service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Our non-employee directors are entitled to receive the following cash compensation for their services under the Outside Director Compensation Policy:
•$35,000 per year for service as a board member;
•$15,000 per year for service as a lead independent director;
•$20,000 per year for service as chair of the audit committee;
•$10,000 per year for service as a member of the audit committee;
•$12,000 per year for service as chair of the compensation committee;
•$6,000 per year for service as a member of the compensation committee;
•$8,000 per year for service as chair of the nominating, corporate governance, and social responsibility committee; and
•$4,000 per year for service as a member of the nominating, corporate governance, and social responsibility committee.
Under the Outside Director Compensation Policy, each non-employee director who serves as the chair of a committee is entitled to receive only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee, provided that each non-employee director who serves as the lead independent director is entitled to receive the annual fee for service as a board member and an additional annual fee as the lead independent director. All cash payments to non-employee directors are paid by us quarterly in arrears on a pro-rated basis.
Equity Compensation
Initial Award
Each person who first becomes a non-employee director after the effective date of the policy will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, or the Initial Start Date, an initial award of restricted stock units, or the Initial Award, covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP) equal to $320,000; provided that any resulting fraction will be rounded down to the nearest whole share. The Initial Award will vest as follows: one-third of the shares subject to the Initial Award will be scheduled to vest each year following the Initial Start Date on the same day of the month as the Initial Start Date (or, if there is no corresponding day in a particular month, then the last day of that month), in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the person was a member of the Board and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.
Annual Award
Each non-employee director, other than the excluded directors, automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy, an annual award of restricted stock units, or an Annual Award, covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP) of $160,000; provided that the first annual award granted to an individual who first becomes a non-employee director following the effective date of the policy will have a grant date fair value equal to the product of (A) $160,000 multiplied by (B) a fraction, (i) the numerator of which is equal to the number of fully completed days between the non-employee director’s initial start date and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction will be rounded down to the nearest whole share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.
In the event of a “change in control” (as defined in the Incentive Plan), each non-employee director will fully vest in their outstanding company equity awards issued under our outside director compensation policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control, provided that the non-employee director continues to be a non-employee director through such date.

Certain Relationships and Related Party Transactions
Certain relationships and related party transactions of the Company are described in the Proxy Statement in the section titled “Certain Relationships and Related Transactions” beginning on page 434, and that information is incorporated herein by reference.
On January 14, 2022, Legacy Sonder repurchased 1,855,938 shares of Common Stock of Legacy Sonder (does not reflect the application of the Exchange Rate of 1.4686) held by Mr. Davidson, for an aggregate repurchase price of $25,704,741.30 and the proceeds of such sale were used to completely extinguish Mr. Davidson’s promissory note to the Company, which had a total principal and accrued interest amount of $25,704,735.34 as of the date of the transaction.
Prior to the completion of the Business Combination, the Company borrowed $1.5 million from the Sponsor to fund expenses of the Business Combination. The Company repaid this loan on the Closing Date of the Business Combination. See the unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020 set forth in Exhibit 99.1 to this Current Report on Form 8-K; that information is incorporated herein by reference.
Legal Proceedings
Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement titled “Information About Sonder—Legal Proceedings” beginning on page 343, and that information is incorporated herein by reference.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Prior to the consummation of the Business Combination, the Company’s Public Shares, Public Units and Public Warrants were listed on the Nasdaq Capital Market under the symbols “GMII,” “GMIIU” and “GMIIW,” respectively. Following the consummation of the Business Combination, the Common Stock and Public Warrants began trading on the Nasdaq Global Select Market under the new trading symbols “SOND” and “SONDW,” respectively.
Upon the consummation of the Business Combination, the Company’s Public Units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.
The information set forth in the section of the Proxy Statement titled “Price Range of Securities and Dividends” beginning on page 447 is incorporated herein by reference.
Recent Sales of Unregistered Securities
Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which disclosure is incorporated herein by reference.
Description of Registrant’s Securities
The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” beginning on page 400, and that information is incorporated herein by reference.
Indemnification of Directors and Officers
Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section titled “Certain Relationships and Related Transactions—Post-Combination Company Relationships and Related Party Transactions—Indemnification Agreements” beginning on page 440, and that information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section titled “Indemnification Agreements” is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.
Financial Statements and Exhibits
The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.
Draw-down Pursuant to Delayed Draw Note Purchase Agreement
On January 19, 2022 (the “Draw Date”), the Company issued in a single draw (the “Draw”) an aggregate of $165 million (100% of the Commitment) of delayed draw subordinated secured notes (the “Delayed Draw Notes”), pursuant to the Delayed Draw Note Purchase Agreement. The Company plans to use the proceeds of the Delayed Draw Notes for general corporate purposes.
In connection with the Draw, the purchasers of Delayed Draw Notes also received detachable out-of-the-money warrants (the “Delayed Draw Warrants”) to purchase an aggregate of 2,475,000 shares of the Company’s Common Stock, each with an exercise price of $12.50 per share and an expiration date five years after the issuance date. The purchasers of the Delayed Draw Notes were also provided with customary registration rights for the shares issuable upon exercise of the Delayed Draw Warrants.
This description of the Delayed Draw Note Purchase Agreement and the Delayed Draw Warrants does not purport to be complete, and is qualified in its entirety by the full text of the Delayed Draw Note Purchase Agreement, which is attached hereto as Exhibit 10.26 and incorporated herein by reference, and the Form of Warrant Agreement, which is attached hereto as Exhibit 10.27 and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
In connection with the Closing, the Company transferred the listing of its Common Stock and the Public Warrants from the Nasdaq Capital Market to the Nasdaq Global Select Market, and the Common Stock and Public Warrants began trading on the Nasdaq Global Select Market on January 19, 2022 under the symbols “SOND” and “SONDW,” respectively. On January 18, 2022, Nasdaq Stock Market LLC filed a Form 25 with the SEC in connection with the delisting of the Company’s previously issued Public Units from the Nasdaq Capital Market.
Item 3.02 Unregistered Sales of Equity Securities.
PIPE Investment
On the Closing Date, the Company consummated the PIPE Investment. The description of the PIPE Investment under the section of this Current Report on Form 8-K titled “Introductory Note” is incorporated into this Item 3.02 by reference.
Delayed Draw Warrants
On the Draw Date, the Company issued the Delayed Draw Warrants. The description of the Delayed Draw Warrants under Item 2.03 is incorporated into this Item 3.02 by reference.
The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.
Item 3.03 Material Modification to Rights of Security Holders.
At the Special Meeting, Company stockholders considered and approved, among other things, the proposals set forth in the Proxy Statement in the sections titled “Proposal No. 3—The Charter Proposals” and “Proposal No. 4—The Governance Proposals” beginning on pages 455 and 457, respectively, and that information is incorporated herein by reference.
The Company’s Amended and Restated Certificate of Incorporation, which became effective upon filing with the Secretary of State of the State of Delaware on January 18, 2022, includes the amendments proposed by the Charter Proposals and the Governance Proposals.
On October 25, 2021, the board of directors approved and adopted the amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective upon the consummation of the Business Combination.

The description of the Company’s Amended and Restated Certificate of Incorporation and the general effect of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws upon the rights of the holders of the Company’s Common Stock are included in the Proxy Statement under the sections titled “Proposal No. 3—The Charter Proposals,” “Proposal No. 4—The Governance Proposals”, “Comparison of Stockholder Rights” and “Description of Securities” beginning on pages 455, 457, 414 and 400, respectively, and that information is incorporated herein by reference.
Item 4.01 Changes in Registrant’s Certifying Accountant.
On January 24, 2022, the audit committee of the Company’s board of directors approved the dismissal of KPMG LLP (“KPMG”), the independent registered public accounting firm of Gores Metropoulos II, Inc.. KPMG was notified of their dismissal on January 20, 2022.
The audit report of KPMG on Gores Metropoulos II, Inc’s financial statements as of December 31, 2020, and for the period from July 21, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from July 21, 2020 (inception) through December 31, 2021, and the subsequent interim period through January 20, 2022, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised Gores Metropoulos II, Inc. of the following material weakness: internal control over financial reporting did not result in sufficient risk assessment of the underlying accounting for certain financial instruments.
The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC, which is attached to this Current Report on Form 8-K as Exhibit 16.1, stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree.
On January 24, 2022, the audit committee of the Company’s board of directors approved the appointment of Deloitte and Touche (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. Deloitte served as independent registered public accounting firm of Legacy Sonder prior to the Business Combination. During the year ended December 31, 2020 and 2019 and the subsequent interim periods through January 18, 2022, the Company did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing of financial reporting issues, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
Item 5.01 Changes in Control of Registrant.
The disclosures set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosures set forth in Item 2.01 of this Current Report on Form 8-K under the sections titled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” are incorporated herein by reference.
Management Equity Incentive Plan
As previously disclosed, at the Special Meeting on January 14, 2022, the stockholders of the Company considered and approved the Management Equity Incentive Plan (the “Management Equity Incentive Plan”). The Management Equity Incentive Plan was previously approved by the board of directors, subject to stockholder approval. The Management Equity Incentive Plan became effective upon the completion of the First Merger.
A description of the Management Equity Incentive Plan is included in the Proxy Statement in the section titled “Proposal No. 5—The Management Equity Incentive Plan Proposal” beginning on page 461, and that information is incorporated herein by reference. The foregoing description of the Management Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Management Equity Incentive Plan, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

2021 Equity Incentive Plan
As previously disclosed, at the Special Meeting, on January 14, 2022, the stockholders of the Company considered and approved the 2021 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved by the board of directors, subject to stockholder approval. The Incentive Plan became effective upon the consummation of the Business Combination.
A description of the Incentive Plan is included in the Proxy Statement in the section titled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 466, and that information is incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached hereto as Exhibit 10.8 and incorporated herein by reference.
Employee Stock Purchase Plan
As previously disclosed, at the Special Meeting, on January 14, 2022, the stockholders of the Company considered and approved the 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan” or “ESPP”). The Employee Stock Purchase Plan was previously approved by the board of directors, subject to stockholder approval. The Employee Stock Purchase Plan became effective upon the consummation of the Business Combination.
A description of the Employee Stock Purchase Plan is included in the Proxy Statement in the section titled “Proposal No. 7—The ESPP Proposal” beginning on page 475, and that information is incorporated herein by reference. The foregoing description of the Employee Stock Purchase Plan does not purport to be complete, and is qualified in its entirety by the full text of the Employee Stock Purchase Plan, which is attached hereto as Exhibit 10.15 and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The disclosure set forth in Item 3.03 of this Report is incorporated into this Item 5.03 by reference.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Following the consummation of the Business Combination, on January 18, 2022, the board of directors approved and adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all of the Company’s employees, executive officers and directors, as well as contractors, consultants and agents. The foregoing description of the Code of Conduct is qualified in its entirety by the full text of the Code of Conduct, which is available on the investor relations page of the Company’s website.
Item 5.06 Change in Shell Company Status.
As a result of the Business Combination, the Company ceased to be a shell company upon the closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement in the sections titled “Questions and Answers,” “The Business Combination” and “The Merger Agreement and Related Agreements” beginning on pages 12, 168 and 242, respectively, and that information is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The consolidated financial statements of Legacy Sonder as of and for the years ended December 31, 2020 and 2019 and notes thereto are included in the Proxy Statement beginning on page F-63 and are incorporated herein by reference.
The unaudited interim condensed consolidated financial statements of Legacy Sonder as of and for the three and nine months ended September 20, 2021 are set forth in the Proxy Statement beginning on page F-32 and are incorporated herein by reference.
(b) Pro forma financial information.
The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020 is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) Exhibits

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Exhibit No.	Filing Date	Filed or Furnished Herewith

2.1	Agreement and Plan of Merger, dated as of April 29, 2021, by and among Gores Metropoulos II, Inc., Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC, and Sonder Holdings Inc.	8-K	001-39907	2.1	April 30, 2021

2.2	Amendment No. 1, dated as of October 27, 2021, by and among Gores Metropoulos II, Inc., Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC, and Sonder Holdings Inc.	8-K	001-39907	2.1	October 28, 2021

3.1	Amended and Restated Certificate of Incorporation of Sonder Holdings Inc.					X

3.2	Amended and Restated Bylaws of Sonder Holdings Inc.					X

4.1	Specimen Stock Certificate of the Company					X

4.2	Specimen Warrant Certificate of the Company	S-1	333-251663	4.3	December 23, 2020

4.3	Warrant Agreement, dated as of January 22, 2021, by and among Gores Metropoulos II, Inc., Computershare Inc., and Computershare Trust Company, N.A., as warrant agent	8-K	001-39907	4.1	January 25, 2021

10.1	Form of Existing Subscription Agreement	8-K	001-39907	10.1	April 30, 2021

10.2	Form of Amendment to Existing Subscription Agreement	8-K	001-39907	10.1	October 28, 2021

10.3	Form of New Subscription Agreement	8-K	001-39907	10.2	October 28, 2021

10.4	Amended and Restated Registration Rights Agreement, by and among Sonder Holdings Inc. (f/k/a Gores Metropoulos II, Inc.), Gores Metropoulos Sponsor II, LLC, the Gores Holders and the Sonder Holders					X

10.5	Share Surrender Agreement	8-K	001-39907	10.3	October 28, 2021

10.6#	Management Equity Incentive Plan	S-4	333-257726	10.4	July 7, 2021

10.7#	Form of Restricted Stock Unit Agreement under Management Equity Incentive Plan					X

10.8#	2021 Equity Incentive Plan	S-4/A	333-257726	10.8	December 13, 2021

10.9#	Form of Option Agreement under 2021 Equity Incentive Plan					X

10.10#	Form of Restricted Stock Unit Agreement under 2021 Equity Incentive Plan					X

10.11#	Legacy Sonder 2019 Equity Incentive Plan					X

10.12#	Form of Option Agreement under Legacy Sonder 2019 Equity Incentive Plan					X

10.13#	Legacy Sonder Stock Option Plan					X

10.14#	Key Executive Change in Control and Severance Plan and related forms of agreement	S-4/A	333-257726	10.7	October 18, 2021

10.15#	2021 Employee Stock Purchase Plan	S-4/A	333-257726	10.9	November 26, 2021

10.16	Industrial Gross Lease for 101 15th Street (Sonder San Francisco HQ), dated as of March 22, 2018, by and between Thomas F. Murphy and Martina Murphy as settlors and trustees of the Murphy Trust UDT dated October 3, 2003, and Sonder USA Inc.	S-4	333-257726	10.8	July 7, 2021

10.17	First Amendment to Lease for 101 15th Street (Sonder San Francisco HQ), dated as of December 3, 2019, by and between Thomas F. Murphy and Martina Murphy as settlors and trustees of the Murphy Trust UDT dated October 3, 2003, and Sonder USA Inc.	S-4	333-257726	10.9	July 7, 2021

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Exhibit No.	Filing Date	Filed or Furnished Herewith

10.18#	Offer Letter from Sonder Holdings Inc. to Sanjay Banker, dated September 14, 2021	S-4/A	333-257726	10.10	September 17, 2021

10.19#	Offer Letter from Sonder Holdings Inc. to Francis Davidson, dated September 14, 2021.	S-4/A	333-257726	10.11	September 17, 2021

10.20#	Offer Letter from Sonder Holdings Inc. to Satyen Pandya, dated September 14, 2021.	S-4/A	333-257726	10.12	September 17, 2021

10.21#	Employment Agreement by and between Sonder USA Inc. and Philip Rothenberg, effective as of November 5, 2018.					X

10.22#	Offer Letter from Sonder Holdings, Inc. to Ritesh Patel					X

10.23#	Employment Agreement by and between Sonder USA Inc. and Martin Picard					X

10.24	Form of Voting and Support Agreement, dated April 29, 2021, by and among Gores Metropoulos II, Inc., Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC, and the stockholder party thereto.	S-4	333-257726	10.13	July 7, 2021

10.25	Outside Director Compensation Policy					X

10.26	Note and Warrant Purchase Agreement, dated December 10, 2021, by and among Sonder Holdings Inc., BlackRock Financial Management, Inc. - Fixed Income Group, on behalf of funds and accounts under management and Senator Investment Group LP.	S-4/A	333-257726	10.17	December 13, 2021

10.27	Form of Warrant Agreement by and among Sonder Holdings Inc., Computershare Inc., and Computershare Trust Company, N.A.	S-4/A	333-257726	10.18	December 13, 2021

10.28	Form of Indemnification Agreement					X

16.1	Letter to the Securities and Exchange Commission from KPMG LLP dated January 24, 2022					X

21.1	Sonder Holdings Inc. Subsidiaries					X

99.1	Unaudited pro forma condensed combined financial statements for the Company as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020					X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________
#   Indicates management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonder Holdings Inc.

Date: January 24, 2022	By:	/s/ Sanjay Banker
	Name:	Sanjay Banker
	Title:	President and Chief Financial Officer